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                                                                   EXHIBIT 10.24

                       FOURTH LOAN MODIFICATION AGREEMENT

      This Fourth Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of January 6, 2006, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and CRITICAL THERAPEUTICS, INC., a Delaware corporation with its chief executive office located at 60 Westview Street, Lexington, Massachusetts 02421 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain loan arrangement dated as of June 28, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 28, 2002, between Borrower and Bank, as amended by a certain Loan Modification Agreement dated as of December 11, 2002, between Borrower and Bank, as amended by a certain Second Loan Modification Agreement dated as of April 10, 2003, between Borrower and Bank, and as further amended by a certain Third Loan Modification Agreement dated as of June 30, 2004, between Borrower and Bank (as may be further amended from time to time, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

            Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modifications to Loan Agreement.

            1. The Loan Agreement is hereby amended by deleting the date "December 31, 2005" appearing in Section 2.1.4 (a) and inserting the date "March 31, 2006" thereof.

            2.    The Loan Agreement is hereby amended by deleting the follow
                  Section 6.2 entitled "Financial Statements, Reports, Certificates " in its entirety:

                  "6.2  Financial Statement, Report, Certificates.

                  Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a Compliance Certificate signed by a Responsible Office in the Form of Exhibit C, together with a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank;
                  (ii) as soon as available, but no later than one hundred and twenty (120) days after the last day of Borrower's fiscal year, a Compliance Certificate signed by a Responsible

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                  Office in the form of Exhibit C, together with audited
                  consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) in the event that the Borrower's stock becomes publicly held, within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; (v) annually, but not later than fifteen (15) days after Board Approval, budgets, sales projections and operating plans, and
                  (vi) other financial information reasonably requested by Bank.

                  and inserting in lieu thereof the following:

                  "6.2  Financial Statements, Reports, Certificates.

                        Borrower shall deliver to Bank: (i) for each month in
                  which the unrestricted cash of the Borrower, as set forth on its balance sheet is less than Fifteen Million Dollars ($15,000,000.00), a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) within five (5) days of filing, copies of or electronic notice of links to all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Three Hundred Thousand Dollars ($300,000.00) or more; (iv) annually, but not later than fifteen (15) days after Board Approval, final budgets, sales projections and operating plans, and (v) other financial information reasonably requested by Bank."

            3.    The Loan Agreement shall be amended by deleting the follow
                  Section 6.3 entitled "Inventory; Returns " in its entirety:

                  "6.3 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00)."

                  and inserting in lieu thereof:

                  "6.3  Inventory; Returns. Borrower shall keep all
                  Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00)."

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            4.    The Loan Agreement is hereby amended by deleting the following definitions appearing in Section 13.1 thereof:

                        ""2004 EQUIPMENT LINE" is a 2004 Equipment Advance or 2004 Equipment Advances of up to Three Million Dollars ($3,000,000.00)."

                        ""2004/2005 OTHER EQUIPMENT" is leasehold improvements, transferable software licenses, and other soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 30% of the proceeds of either the 2004 Equipment Line or the 2005 Equipment Line shall be used to finance 2004/2005 Other Equipment."

                        ""2005 EQUIPMENT LINE" is a 2005 Equipment Advance or 2005 Equipment Advances of up to the lesser of (i) Three Million Dollars ($3,000,000.00) minus the aggregate original principal amount of all 2004 Equipment Advances made hereunder or (ii) One Million Three Hundred Thousand Dollars ($1,300,000.00)."

                  and insert in lieu thereof the following:

                        ""2004 EQUIPMENT LINE" is a 2004 Equipment Advance or 2004 Equipment Advances of up to Three Million Five Hundred Thousand Dollars ($3,500,000.00)."

                        ""2004/2005 OTHER EQUIPMENT" is leasehold improvements, transferable software licenses, and other soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 35% of the proceeds of either the 2004 Equipment Line or the 2005 Equipment Line shall be used to finance 2004/2005 Other Equipment."

                        ""2005 EQUIPMENT LINE" is a 2005 Equipment Advance or 2005 Equipment Advances of up to Three Million Five Hundred Thousand Dollars ($3,500,000.00) minus the aggregate original principal amount of all 2004 Equipment Advances and 2005 Equipment Advances made hereunder (for clarification, such available amount, as of the date of this Loan Modification Agreement is in an amount not to exceed Five Hundred Seventy-Six Thousand Nineteen Dollars and 85/100 ($576,019.85)."

            5. The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety.

      B.    Waivers.

            1. Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the financial reporting requirements set forth in Section 6.2(a)(i) thereof as of the months ending July 31, 2005, and August 31, 2005. Bank's waiver of Borrower's compliance of said affirmative covenant shall apply only to the foregoing specific periods.

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this

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      amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of June 28, 2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 30, 2004, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                        BANK:

CRITICAL THERAPEUTICS, INC.                      SILICON VALLEY BANK

By: /s/ FRANK E. THOMAS                          By:  /s/ BERNADETTE M. MICHAUD
    -------------------                               --------------------------

Name: Frank E. Thomas                            Name: Bernadette M. Michaud

Title: Chief Financial Officer, Senior Vice      Title: VP
       President Of Finance and Treasurer

      The undersigned, CTI SECURITIES CORP., a Massachusetts corporation, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated December 3, 2003 (the "Guaranty") and a certain Security Agreement dated December 3, 2003 (the "Security Agreement") and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

                                       CTI SECURITIES CORP.

                                       By:  /s/ FRANK E. THOMAS
                                            -------------------

                                       Name: Frank E. Thomas

                                       Title: Treasurer

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